Exhibit 99.2

Pearlsnap Midstream, LLC

Financial Statements

December 31, 2022 and 2021

Pearlsnap Midstream, LLC

Index

December 31, 2022 and 2021

Page(s)

Report of Independent Auditors	1-2

Financial Statements

Balance Sheets	3

Statements of Operations	4

Statements of Changes in Members’ Equity	5

Statements of Cash Flows	6

Notes to Financial Statements	7–13

Report of Independent Auditors

To the Management of Pearlsnap Midstream, LLC

Opinion

We have audited the accompanying financial statements of Pearlsnap Midstream, LLC (the “Company”), which comprise the balance sheets as of December 31, 2022 and 2021, and the related statements of operations, of members’ equity and of cash flows for the years then ended, including the related notes (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 2 to the financial statements, the Company has entered into significant transactions with PetroLegacy Energy II, LLC, an entity under common control with the Company, a related party. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

PricewaterhouseCoopers LLP, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002

T: (713) 356 4000, www.pwc.com/us

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Houston, Texas
April 3, 2023

Pearlsnap Midstream, LLC

Balance Sheets

December 31, 2022 and 2021

(in thousands of dollars)	2022	2021
Assets
Current assets
Cash	$342	$72
Accounts receivable	1,430	199
Related party receivable	45	7,055
Prepaids	30	30

Total current assets	1,847	7,356

Fixed Assets
Land	3,526	3,263
Construction in progress	3,757	6,487
Property, plant and equipment	38,039	27,610
Less: Accumulated depreciation	(3,584)	(2,184)

Property, plant and equipment, net	38,212	31,913

Total assets	$43,585	$42,532

Liabilities and Members’ Equity
Current Liabilities
Accounts payable	$1,169	$957
Related party payable	3,000	335
Accrued expenses	1,194	3,686
Income taxes payable	7	—

Total current liabilities	5,370	4,978
Asset retirement obligation	420	387
Deferred state income taxes	298	—

Total liabilities	6,088	5,365
Members’ equity	37,497	37,167

Total liabilities and members’ equity	$43,585	$42,532

The accompanying notes are an integral part of these financial statements.

Pearlsnap Midstream, LLC

Statements of Operations

Years Ended December 31, 2022 and 2021

(in thousands of dollars)	2022	2021
Revenues
Produced water handling	$917	$601
Produced water handling - related parties	9,806	2,711
Water solutions	619	834
Water solutions - related parties	9,642	5,650
Other	468	220

Total revenues	21,452	10,016

Operating expenses
Direct operating costs	5,581	5,885
Depreciation	1,400	911
Accretion of asset retirement obligations	33	18
General and administrative	2,041	980

Total operating expenses	9,055	7,794

Operating income	12,397	2,222

Net income before income tax	12,397	2,222
Deferred income tax expense	305	—

Net income	$12,092	$2,222

The accompanying notes are an integral part of these financial statements.

Pearlsnap Midstream, LLC

Statement of Changes in Members’ Equity

Years Ended December 31, 2022 and 2021

(in thousands of dollars)	Members’ Equity
Balance at December 31, 2020	31,945
Capital contributions	4,000
Capital distributions	(1,000)
Net income	2,222

Balance at December 31, 2021	$37,167

Capital contributions	9,811
Non-cash settlement of related party receivables	(21,573)
Net income	12,092

Balance at December 31, 2022	$37,497

The accompanying notes are an integral part of these financial statements.

Pearlsnap Midstream, LLC

Statements of Cash Flows

Years Ended December 31, 2022 and 2021

(in thousands of dollars)	2022	2021
Cash flows from operating activities
Net income	$12,092	$2,222
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	1,400	911
Accretion of asset retirement obligations	33	18
Change in assets and liabilities
Accounts receivable	(1,231)	(157)
Related party receivable	(14,562)	(4,401)
Accounts payable	393	314
Related party payable	2,666	(1,551)
Accrued expenses	(1,564)	1,695
Income tax payable	7	—
Deferred income tax	298	—

Net cash used in operating activities	(468)	(949)

Cash flows from investing activities
Property, plant and equipment expenditures	(9,665)	(2,591)
Proceeds from sales of property, plant and equipment	592	—

Net cash used in investing activities	(9,073)	(2,591)

Cash flows from financing activities
Proceeds received from capital contributions	9,811	4,000
Distributions to parent	—	(1,000)

Net cash provided by financing activities	9,811	3,000

Net decrease in cash and cash equivalents	270	(540)
Cash and cash equivalents
Beginning of year	72	612

End of year	$342	$72

Supplemental disclosure of non-cash transactions:
Change in accrued capital expenditures	$(1,110)	$2,242
Change in asset retirement obligation	—	(178)
Settlement of related party receivables	(21,573)	—

The accompanying notes are an integral part of these financial statements.

Pearlsnap Midstream, LLC

Notes to Financial Statements

December 31, 2022 and 2021

1.	Organization and Operations of the Company

Pearlsnap Midstream, LLC was organized as a Texas limited liability company (“LLC”) on April 4, 2018, to operate as a midstream services business providing fresh water sourcing and produced water disposal services for PetroLegacy Energy II, LLC (“PetroLegacy”) as well as third-party operators.

Pearlsnap is a wholly-owned subsidiary of PetroLegacy II Holdings, LLC, a company formed with an equity investment from Encap Investments and Management.

All references to “we”, “our”, “us”, “Pearlsnap” and the “Company” refer to Pearlsnap Midstream, LLC.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of Pearlsnap Midstream, LLC.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from such estimates. Certain accounting policies involve judgments and uncertainties to such an extent that there is reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used. We evaluate our estimates and assumptions on a regular basis. We use historical experience and various other assumptions that are believed to be reasonable under the circumstances to form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates and assumptions used in preparation of our financial statements.

Accounting policies most affected by management’s estimates and assumptions include, but are not limited to, commitments and contingencies.

Cash

The Company places its cash with financial institutions that are insured by the Federal Deposit Insurance Corporation. The Company maintains deposits in banks which from time-to-time exceed the amount of deposit insurance available. Management assessed the financial condition of the institutions and believes that any possible credit loss would be minimal.

Accounts Receivable

Receivables consist of trade receivables recorded at the invoice amount, plus accrued revenue that is earned but not yet billed. Accounts receivable from third-parties are generally due within 60 days or less. The majority of receivables relate to services provided to PetroLegacy, another wholly-owned subsidiary of PetroLegacy II Holdings, LLC (see Risks Related to Customer Concentration). The Company did not record any allowance for doubtful accounts as of December 31, 2022 nor as of December 31, 2021.

Pearlsnap Midstream, LLC

Notes to Financial Statements

December 31, 2022 and 2021

Property, Plant and Equipment

Property, plant and equipment consist of saltwater disposal wells, pipeline, construction in progress, land, water wells, and other equipment. We record property and equipment at cost less accumulated depreciation. Depreciation is provided on a straight-line method over the estimated useful service lives of the assets determined to be thirty years. For the years ended December 31, 2022 and 2021 the Company recorded depreciation expense on property, plant and equipment of $1.4 million and $0.9 million, respectively.

Land on the balance sheet consists of interests in surface parcels, which is recorded at cost. These surface costs are not subject to depreciation.

All costs necessary to place an asset into operation are capitalized. Maintenance and repairs are expensed when incurred. Upgrades and enhancements that substantially extend the useful lives of the assets are capitalized. When property is abandoned, returned or otherwise disposed of, the cost and accumulated depreciation are removed from appropriate accounts and any gain or loss is included in earnings. Costs incurred for construction of facilities and related equipment and pipelines are included in construction in progress. Direct project costs on potential future projects are capitalized to property, plant and equipment. These costs generally relate to acquiring the appropriate permits, rights-of-way and other related expenditures necessary prior to construction. No depreciation is recorded for these assets as they have not been placed in operation.

We assess property and equipment for possible impairment whenever events or changes in circumstances indicate, in the judgment of management, that the carrying value of the assets may not be recoverable. Such indicators include, among others, the nature of the asset, the projected future economic benefit of the asset, changes in regulatory and political environments, and historical and future cash flow and profitability measurements. If the carrying value of an asset exceeds the future undiscounted cash flows expected from the asset, we recognize an impairment charge for the excess of carrying value of the asset over its estimated fair value. Determination as to whether and how much as asset is impaired involves management estimates on highly uncertain matters such as future commodity prices, the effects of inflation on operating expenses, and the outlook for national or regional market supply and demand for the services we provide.

Revenue Recognition

We generate revenue by providing services related to Produced Water Handling and Water Solutions. The services related to produced water are fee-based arrangements and are based on the volume of water that flows through our systems and facilities while the sale of recycled produced water and groundwater are priced based on the negotiated rates with the customer.

In determining the appropriate amount of revenue to be recognized as we fulfill our obligations under contracts, the following steps must be performed at contract inception: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) we satisfy each performance obligation.

Produced Water Handling. We earn revenues by disposal of water at well sites for our customers primarily under intermittent and dedication contracts with agreed upon rates. The disposal of water can either be hauled or disposed of through pipelines that are connected to a disposal well site. Our results are driven by the volumes of produced water and flowback water that are taken from our customers’ facilities and injected into saltwater disposal facilities. We recognize revenue upon receipt of the wastewater volumes into our pipelines or at our saltwater disposal facilities in the case of hauled volumes.

Pearlsnap Midstream, LLC

Notes to Financial Statements

December 31, 2022 and 2021

Water Solutions. Freshwater services earn revenue by selling gathered freshwater that has been sourced from the Company’s freshwater wells or other sources to oil and gas operators for use in their fracking operations. Further, the Company provides water sourced from recycling services of produced water. The rates that are charged for freshwater and recycled water services are outlined within contracts with our customers.

As a nonpublic entity the Company has elected not to apply the quantitative disaggregation of revenue. The Company’s revenues are recognized at a point in time. The location of the Company’s customers and the types of contracts entered into may affect the nature, amount, timing, and uncertainty of revenue and cash flows.

Asset Retirement Obligations (“ARO”)

The Company’s asset retirement obligations consist of future abandonment costs of tangible assets. The fair value of a liability for an asset retirement obligation is recorded in the period in which it is incurred, and the corresponding cost is capitalized as part of the carrying amount of the related long-lived asset. The capitalized cost is amortized over the useful life of the asset and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value. Accretion expense is included in accretion of asset retirement obligations in the Company’s statement of operations.

Income Taxes

The Company is a limited liability company. For federal income tax purposes, all income, losses, credits and deductions of the entities are passed through to their respective members’ individual tax returns. Accordingly, no provision for federal income taxes related to these entities is included in the accompanying financial statements.

The State of Texas enacted a margin-based franchise tax law which is commonly referred to as the Texas margin tax and is assessed at a 0.75% rate. The tax is considered an income tax and is determined by applying a tax rate to a base that considers both revenue and expenses. As of December 31, 2022, the Company recorded $298 thousand of deferred income tax related to Texas margin tax. The Company did not record any deferred income tax related to Texas margin tax as of December 31, 2021. Additionally, the Company recorded $7 thousand of income taxes payable related to Texas margin tax.

Management has evaluated the Company’s tax positions and concluded that there are no uncertain tax positions that require adjustment to the financial statements at December 31, 2022 nor at December 21, 2021. If applicable, tax-related interest and penalties would be recorded in income tax expense in the statement of operations. The Company incurred no tax-related interest and penalties during the years ended December 31, 2022 and 2021.

Commitments and Contingencies

Liabilities for loss contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment and or remediation can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Related Parties

The majority of the Company’s revenue is earned through service to a related party, PetroLegacy. Pearlsnap gathers produced water for the majority of PetroLegacy’s operated assets and provides freshwater and recycled water for PetroLegacy II, LLC’s completion activities. Rates associated with these activities are considered to be at market rates. During 2022 and 2021, water gathering revenue incurred with PetroLegacy totaled $9.8 million and $2.7 million respectively. For the same periods, fresh and recycled water sold to PetroLegacy totaled $9.6 million and $5.7 million.

Pearlsnap Midstream, LLC

Notes to Financial Statements

December 31, 2022 and 2021

Revenues owed by PetroLegacy are periodically settled throughout the year through cash and non-cash transactions. As of December 31, 2022, all receivables from PetroLegacy Energy had been settled. As of December 31, 2021, PetroLegacy owed Pearlsnap Midstream, LLC $7.0 million, represented in related party receivable on the Balance Sheet.

In addition, the employees of PetroLegacy provide support services to the Company. The cost of these services is allocated to the Company under the terms of a master service agreement. During 2022 and 2021, the Company incurred $1.6 million and $1.0 million, respectively, under this agreement reported as General and Administrative Expense on the Statement of Operations. The remainder of the balance relates to certain expenses paid by PetroLegacy but services are shared with Pearlsnap Midstream. As of December 31, 2022 and 2021, Pearlsnap Midstream, LLC owed PetroLegacy $2.9 million and $333 thousand, respectively, represented in related party payable on the Balance Sheet.

Recently Issued Accounting Standards

Adopted in Current Period

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASC 842”), which requires lessees to recognize a right-of-use (ROU) asset and lease liability on the balance sheet for all leases, including operating leases, with terms of more than 12 months. As the implicit rate of the lease is not always readily determinable, the Company uses the risk-free rate to calculate the present value of lease payments based on information available at the commencement date. Operating ROU assets are included in other long-term assets while operating lease liabilities are included in other current and other long-term liabilities on the balance sheet. Finance ROU assets are reflected in total property and equipment, net, while finance lease liabilities are included in other current and other long-term liabilities on the balance sheet.

The Company adopted the new standard on January 1, 2022 and, as permitted by ASU 2018-11, Leases (Topic 842): Targeted Improvements, the Company did not adjust comparative-period financial statements and continued to apply the guidance in Topic 840, including its disclosure requirements, in the comparative periods presented prior to adoption. No cumulative-effect adjustment to retained earnings was required as a result of the modified retrospective approach.

Upon adoption of ASC 842, the Company made certain elections permitting us to not reassess: (1) whether any expired or existing contracts contained leases, (2) the lease classification for any expired or existing leases, and (3) initial direct costs for any existing leases. Upon adoption of ASC 842, we also made an election permitting us to continue applying our current policy for land easements. The Company determined no operating leases and no finance leases to exist as of December 31, 2022.

Short-term leases will not be recognized on the balance sheet as an asset or liability, and the related rental expense will be expensed as incurred.

To be Adopted in a Future Period

In June 2016, the FASB issued ASU 2016-13, “Measurement of Credit Losses on Financial Instruments.” This ASU, along with subsequent related updates and amendments, replaces the current incurred loss model for measurement of credit losses on financial assets including trade receivables with a forward-looking expected loss model based on historical experience, current conditions, and reasonable and supportable forecasts. The ASU is effective for public business entities for fiscal years beginning after December 15, 2019, including interim periods within those years. During their October 2019 board meeting the FASB delayed the effective date for private entities with fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. We are evaluating the impact of the adoption of this guidance on our financial statements.

Pearlsnap Midstream, LLC

Notes to Financial Statements

December 31, 2022 and 2021

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740) Simplifying the Accounting for Income Taxes.” This update is intended to simplify the accounting for income taxes by removing certain exceptions and by clarifying and amending existing guidance. This update is effective for private entities with fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. We are evaluating the impact of the adoption of this guidance on our financial statements.

The Company considers the applicability and impact of all ASUs. ASUs not listed above were assessed and determined to be either not applicable or clarifications of ASUs previously disclosed.

Risks Related to the Oil and Natural Gas Industry and Our Business

As a company in the oil and natural gas industry, the Company’s revenue, profitability, and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond its control such as economic, political, and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile and there can be no assurance that oil and natural gas prices will not be subject to wide fluctuations in the future. A substantial or extended decline in oil and natural gas prices could have a material adverse effect on the Company’s financial position, results of operations, cash flows, and quantities of oil and natural gas reserves that may be economically produced.

Other risks and uncertainties that could affect the Company in the current price environment include, but are not limited to, counterparty credit risk for our receivables, access to credit markets, and ability to meet financial ratios and covenants in our financing agreements.

Risks Related to Customer Concentration

During 2022 and 2021 approximately 91% and 83%, respectively, of the Company’s revenues are sourced from PetroLegacy, a related party, and subsidiary of PetroLegacy II Holdings, LLC. Management believes the loss of this relationship would not have a material and adverse financial impact to the Company due to other market opportunities available for the sale of those services and products.

3.	Property, Plant and Equipment

Property, plant and equipment (“PP&E”) is stated at cost, less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful service life of the asset.

Pearlsnap Midstream, LLC

Notes to Financial Statements

December 31, 2022 and 2021

PP&E consists of the following:

	2022	2021
Construction in progress	$3,757	$6,487
Saltwater disposal wells	11,167	11,141
Pipelines	12,823	11,349
Freshwater pits and wells	5,718	5,120
Produced water pits	8,331	—

	41,796	34,097
Less: Accumulated depreciation	(3,584)	(2,184)

Total property, plant and equipment, net	$38,212	$31,913

Property, Plant and Equipment cash expenditures were $9.7 million and $2.6 million for the years ended December 31, 2022 and 2021, respectively.

Accrued PP&E totaled $0.8 million on December 31, 2022 and $1.6 million on December 31, 2021.

4.	Asset Retirement Obligations

Our asset retirement obligations (“ARO”) are primarily related to the dismantlement, removal, site reclamation and similar activities of our pipelines, water handling facilities and associated operations. A reconciliation of the changes in ARO is as follows:

Ending balance at December 31, 2020	191
Liabilities incurred	178
Accretion expense	18

Ending balance at December 31, 2021	$387

Accretion expense	33

Ending balance at December 31, 2022	$420

5.	Members’ Equity

Upon the formation of Pearlsnap Midstream, LLC in 2018, $3.5 million was contributed by PetroLegacy II Holdings, LLC to the Company. The Company continues to receive contributions to fund capital expenditures in excess of revenues. In 2022 and 2021, the Company received net capital contributions of $9.8 million and $3.0 million, respectively.

In addition, during the year ended December 31, 2022, equity transfers occurred between Pearlsnap Midstream, LLC and related-entity PetroLegacy to settle certain related party receivables. The effect was to decrease the equity invested in Pearlsnap Midstream, LLC by $21.6 million.

Pearlsnap Midstream, LLC

Notes to Financial Statements

December 31, 2022 and 2021

6.	Commitments and Contingencies

Litigation

From time to time, the Company may be involved in legal proceedings and claims that arise in the ordinary course of business. The Company believes that the final disposition of such current matters will not have a material adverse effect on its financial position, results of operations, or liquidity.

7.	Subsequent Events

The Company performed a review of events subsequent to December 31, 2022 through April 3, 2023, the date the financial statements were available to be issued, and determined there were no such events requiring recognition or disclosure in the financial statements.